Exhibit 99.2
UNAUDITED SELECTED ADJUSTED NON-GAAP FINANCIAL INFORMATION
The following unaudited selected adjusted non-GAAP financial information of Trane Technologies plc (the "Company", "we" or "our") for the years ended December 31, 2019 and 2018 was derived from the unaudited pro forma consolidated financial statements presented in Exhibit 99.1 to this Current Report on Form 8-K, and further adjusted as described under "Non-GAAP Financial Information" below and the footnotes to the tables. Please refer to Exhibit 99.1 for a complete discussion of the adjustments and assumptions made.
Non-GAAP Financial Information
The Company reports its financial results in accordance with generally accepted accounting principles in the United States ("GAAP"). The unaudited selected adjusted non-GAAP financial information provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the pro forma financial measures.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring and financing charges and the corresponding tax impact in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures assist investors with analyzing our business results. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management. As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.
The following unaudited selected adjusted non-GAAP financial information should be read in conjunction with the historical consolidated financial statements of the Company, the accompanying notes to those financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and Ingersoll-Rand U.S. Holdco, Inc.'s registration statement on Form 10 filed with the Securities and Exchange Commission on January 15, 2020. The unaudited selected adjusted non-GAAP financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date.

TRANE TECHNOLOGIES PLC
UNAUDITED SELECTED ADJUSTED NON-GAAP FINANCIAL INFORMATION
For the Year Ended December 31, 2019

	For the year ended December 31, 2019
In millions, except per share amounts	Pro Forma Trane Technologies	Non-GAAP Adjustments (a)	Note	As Adjusted
Net revenues	$13,075.9	$—		$13,075.9
Operating income(1)(2)	1,670.1	52.6	(b)	1,722.7
Operating margin	12.8%			13.2%
Earnings from continuing operations before income taxes	1,398.9	52.6	(b)	1,451.5
Provision for income taxes	(238.6)	(9.0)	(d)(e)	(247.6)
Tax rate	17.1%			17.1%
Net earnings from continuing operations attributable to Trane Technologies plc	$1,145.1	$43.6	(h)	$1,188.7
Diluted earnings per common share
Continuing operations attributable to Trane Technologies plc	$4.69	$0.17		$4.86
Weighted-average number of common shares outstanding
Diluted	244.4	—		244.4
(1) Included within Operating income is unallocated corporate expense of $238.4 million. As Adjusted, unallocated corporate expense is $236.6 million.
(2) Operating income includes depreciation and amortization expense of $288.8 million.
See Notes to Unaudited Selected Adjusted Non-GAAP Financial Information

TRANE TECHNOLOGIES PLC
UNAUDITED SELECTED ADJUSTED NON-GAAP FINANCIAL INFORMATION
For the year ended December 31, 2018

	For the year ended December 31, 2018
In millions, except per share amounts	Pro Forma Trane Technologies	Non-GAAP Adjustments (a)	Note	As Adjusted
Net revenues	$12,343.8	$—		$12,343.8
Operating income(1)(2)	1,512.1	43.5	(b)	1,555.6
Operating margin	12.2%			12.6%
Earnings from continuing operations before income taxes	1,257.8	60.1	(b)(c)	1,317.9
Provision for income taxes	(235.0)	(29.7)	(d)(f)(g)	(264.7)
Tax rate	18.7%			20.1%
Net earnings from continuing operations attributable to Trane Technologies plc	$1,007.7	$30.4	(h)	$1,038.1
Diluted earnings per common share
Continuing operations attributable to Trane Technologies plc	$4.03	$0.12		$4.15
Weighted-average number of common shares outstanding
Diluted	250.1	—		250.1
(1) Included within Operating income is unallocated corporate expense of $254.1 million. As Adjusted, unallocated corporate expense is $244.7 million.
(2) Operating income includes depreciation and amortization expense of $282.3 million.
See Notes to Unaudited Selected Adjusted Non-GAAP Financial Information

Trane Technologies plc
Notes to Unaudited Selected Adjusted Non-GAAP Financial Information

(a)	Non-GAAP adjustments to reconcile pro forma financial information to non-GAAP financial information:

	In millions	For the year ended December 31,
	Detail of Non-GAAP Adjustments:	2019	2018
(b)	Restructuring costs	$52.6	$43.5
(c)	Debt redemption premium and related charges	—	16.6
(d)	Tax impact of adjustments (b,c)	(9.6)	(13.4)
(e)	Separation related tax costs	0.6	—
(f)	Tax Reform non-cash measurement period adjustments	—	(9.0)
(g)	U.S. discrete non-cash tax adjustment	—	(7.3)
(h)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc	$43.6	$30.4

The non-GAAP adjustments above exclude Ingersoll-Rand Industrial related impacts as they will be classified as discontinued operations in future filings.

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